Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of PDS Biotechnology Corporation (formerly known as Edge Therapeutics, Inc.) of our report dated March 5, 2019 relating to our audits of the December 31, 2018 and 2017 financial statements of PDS Biotechnology Corporation (now known as PDS Operating Corporation), appearing in the Form 8-K/A dated April 30, 2019 and incorporated by reference in the Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ Haynie & Company

Salt Lake City, Utah
August 2, 2019